SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 5, 2004

LEHMAN ABS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	333-108503	13-3447441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 Seventh Avenue New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 526-7000

Item 5.  Other Events

The Registrant registered issuances of its Lehman Home Equity Loan Asset-Backed Certificates, Series 2004-3 on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), by a Registration Statement on Form S-3 (Registration File No. 333-108503) (the “Registration Statement”).  Pursuant to the Registration Statement, the Registrant issued $100,000,000 aggregate principal amount of Class A Certificates of its Lehman Home Equity Loan Asset-Backed Certificates, Series 2004-3 on June 3, 2004.  This Current Report on Form 8-K is being filed to satisfy an undertaking, contained in the definitive Prospectus dated February 20, 2004, as supplemented by the Prospectus Supplement dated May 28, 2004 (the “Prospectus Supplement”), to file a copy of the Pooling and Servicing Agreement (as defined below) and other operative agreements executed in connection with the issuance of the Certificates, a form of which was filed as an exhibit to the Registration Statement.

The Certificates were issued pursuant to a Pooling and Servicing Agreement (the “Pooling Agreement”), attached hereto as Exhibit 4.1, dated as of May 1, 2004, among Lehman ABS Corporation, as depositor, Home Loan and Investment Bank, F.S.B., as Seller and as Servicer, and Deutsche Bank National Trust Company, as Trustee.  The “Certificates” consist of the following classes:  Class A and Class R.  The Certificates evidence all of the beneficial ownership interest in a trust fund (the “Trust Fund”) that consists primarily of two pools of certain conventional, first and second lien, fixed and adjustable rate, fully amortizing and balloon, residential mortgage loans (the “Mortgage Loans”) with an aggregate outstanding principal balance of approximately $75,683,075.80 as of the Cut-Off date and amount on deposit in the pre-funding account of approximately $25,000,000, together with certain other assets.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Pooling Agreement.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

4.1

Pooling Agreement dated as of May 1, 2004, among Lehman ABS Corporation, as depositor, Home Loan and Investment Bank, F.S.B., as Seller and as Servicer, and Deutsche Bank National Trust Company, as Trustee.

99.1

Mortgage Loan Purchase Agreement dated as of May 1, 2004, between Lehman ABS Corporation, as Purchaser, and Home Loan and Investment Bank, F.S.B., as Seller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRUCTURED ASSET SECURITIES

      CORPORATION

By:  /s/ Matthew Lewis_____________

Name: Matthew Lewis

Title:   Senior Vice President

Dated:  August 5, 2004

EXHIBIT INDEX

Exhibit No.

Description

4.1

Pooling Agreement dated as of May 1, 2004, among Lehman ABS Corporation, as depositor, Home Loan and Investment Bank, F.S.B., as Seller and as Servicer, and Deutsche Bank National Trust Company, as Trustee.

99.1

Mortgage Loan Purchase Agreement dated as of May 1, 2004, between Lehman ABS Corporation, as Purchaser, and Home Loan and Investment Bank, F.S.B., as Seller.